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                                                                     EXHIBIT 11

                                             ROOSEVELT FINANCIAL GROUP, INC.
                                            COMPUTATION OF PER SHARE EARNINGS
                                     (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)


                                                                                For the years ended
                                                                  ----------------------------------------------
                                                                     1996              1995              1994
                                                                  ----------        ----------        ----------

COMPUTATION OF PRIMARY EARNINGS PER SHARE:

  Weighted average number of
   common shares outstanding                                      42,391,515        40,312,001        37,547,154

  Add common stock equivalents for shares
   issuable under stock option plan <F1>                             207,336           308,931           397,779
                                                                  ----------        ----------        ----------

  Weighted average number of shares outstanding
   adjusted for common stock equivalents                          42,698,851        40,620,932        37,943,933
                                                                  ==========        ==========        ==========


  Net income                                                       $   9,662         $  27,098         $  41,727
  Subtract dividends on convertible preferred stock                  ( 4,210)          ( 4,243)          ( 5,184)
                                                                     -------           -------           -------
  Net income attributable to common stock                          $   5,452         $  22,855         $  36,543
                                                                     =======           =======           =======

  Primary earnings per share                                           $0.13             $0.56             $0.96
                                                                       =====             =====             =====

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:

  Weighted average number of
   common shares outstanding                                      42,391,515        40,312,001        38,590,969

  Add common stock equivalents for shares
   issuable under stock option plan <F2>                             340,277           316,696           414,391
  Add assumed conversion of convertible
   preferred stock into common stock                               4,866,492         4,878,750         4,946,250
  Subtract assumed conversion of convertible preferred
   stock if effect of assumed conversion is anti-dilutive         (4,866,492)       (4,878,750)       (4,946,250)
                                                                  ----------        ----------        ----------

  Weighted average number of shares outstanding
   adjusted for common stock equivalents                          42,731,792        40,628,697        39,005,360
                                                                  ==========        ==========        ==========


  Net income                                                       $   9,662         $  27,098         $  41,727
  Subtract dividends on convertible preferred stock if
   effect of assumed conversion is anti-dilutive                      (4,210)           (4,243)           (5,184)
                                                                     -------           -------           -------
  Adjusted net income                                              $   5,452         $  22,855         $  36,543
                                                                     =======           =======           =======

  Fully diluted earnings per share                                     $0.13             $0.56             $0.94
                                                                       =====             =====             =====

<F1> Additional shares issuable were derived under the "treasury stock method" using average market price during the period.
<F2> Additional shares issuable were derived under the "treasury stock method" using the higher of the average market price during the period or the market price at the end of the period.
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